EXHIBIT 3(b)

                                    Amendment
                           To The Amended and Restated
                        Limited Partnership Agreement of
                                 JetStream, L.P.

                                    AMENDMENT
                           TO THE AMENDED AND RESTATED
                        Limited Partnership Agreement of
                                 JETSTREAM, L.P.



      THIS AMENDMENT TO THE Amended and Restated Limited Partnership Agreement, dated September 10, 1987 (the "Partnership Agreement"), of JETSTREAM, L.P. (the "Partnership"), is dated as of November 20, 1999, is entered into by and among CIS Aircraft Partners, Inc., a Delaware corporation, as Managing General Partner, Jet Aircraft Leasing, Inc., a Delaware corporation, as Administrative General Partner (and together with the Managing General Partner, the "General Partners") , and each of the General Partners as attorneys-in-fact for any Limited Partners (other than the Assignor Limited Partner), and CIS Assignor L.P.A., Inc., a Delaware corporation, as Assignor Limited Partner and as attorney in-fact for Unitholders of the Partnership. Terms not defined herein shall have the meanings ascribed to them in the Partnership Agreement.

      WHEREAS, the General Partners have received the requisite consent of the Limited Partners and Unitholders of the Partnership for (1) the sale of all of the Partnership's assets and the dissolution of the Partnership pursuant to the Plan of Liquidation and Dissolution, dated November 20, 1999; (2) the amendment of the Partnership Agreement to permit the engagement of the General Partners to market and sell the assets of the Partnership for a fee pursuant to the terms of the Joint Marketing Agreement, dated July 13, 1999, among each of the General
Partners and the Partnership; and (3) the grant of authority to the General Partners to take any action necessary or incidental and consistent with the Partnership Agreement, the Plan of Liquidation and Dissolution and the Joint Marketing Agreement to complete the foregoing on the terms described in the consent solicitation statement dated October 15, 1999;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree to amend the Partnership Agreement as follows:

      Item 1.
      ------   Section 5.9(e) of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

        (e) The Managing General Partner and the Administrative General Partner shall receive a non-subordinated aircraft marketing and sales fee in connection with the liquidation of the Partnership as set forth in the Joint Marketing Agreement, dated July 13, 1999, among the Managing General Partner, the Administrative General Partner and the Partnership.

      Item 2.
      ------   The  amendment  herein  will  take  effect as of the date of this
Amendment.

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      IN  WITNESS  WHEREOF,  CIS  Aircraft  Partners,  Inc.,  as the  Managing
General  Partner,  and  Jet  Aircraft  Leasing,  Inc.,  as the  Administrative
General Partner, and as attorney-in-fact for each and all of the Limited Partners (excluding the Assignor Limited Partner), and CIS Assignor L.P.A., Inc., as the Assignor Limited Partner and as attorney-in-fact for each of the Unitholders, have executed this Amendment as of the date first above written.


                                 MANAGING GENERAL PARTNER,
                                 CIS Aircraft Partners, Inc.

                                 By:   /s/ Michael Rosen
                                       -----------------------------------------
                                       Michael Rosen, President


                                 ADMINISTRATIVE GENERAL PARTNER,
                                 Jet Aircraft Leasing, Inc.

                                 By:   /s/ Michael Marron
                                       -----------------------------------------
                                       Michael Marron, President


                                 ASSIGNOR LIMITED PARTNER,
                                 CIS Assignor L.P.A., Inc.

                                 By:   /s/ Michael Rosen
                                       -----------------------------------------
                                       Michael Rosen, President


                                       LIMITED PARTNERS (other than the Assignor
                                       Limited Partner)

                                 By:   CIS AIRCRAFT PARTNERS, INC., as
                                       attorney-in-fact for the Limited Partners

                                 By:   /s/ Michael Rosen
                                       -----------------------------------------
                                       Michael Rosen, President

                                 By:   JET AIRCRAFT LEASING INC., as
                                       attorney-in-fact for the Limited Partners

                                 By:   /s/ Michael Marron
                                       -----------------------------------------
                                       Michael Marron, President


                                 UNITHOLDERS

                                 By:   CIS Assignor L.P.A., Inc.
                                       as attorney-in-fact for the Unitholders

                                 By:   /s/ Michael Rosen
                                       -----------------------------------------
                                       Michael Rosen, President